UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

Ladenburg Thalmann Financial Services Inc.

(Exact name of registrant as specified in its charter)

Florida	001-15799	65-0701248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, 12th Floor Miami, Florida	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 572-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On August 31, 2018, Ladenburg Thalmann Annuity Insurance Services LLC (“LTAIS”), a wholly-owned subsidiary of Ladenburg Thalmann Financial Services Inc. (the “Registrant”), entered into an asset purchase agreement (the “Purchase Agreement”) with Kestler Financial Group, Inc. (“Kestler Financial”) and Jason A. Kestler, the sole shareholder of Kestler Financial (the “Shareholder” and, together with Kestler Financial, the “Sellers”), pursuant to which LTAIS acquired certain assets pertaining to Kestler Financial’s insurance distribution business (such acquisition, the “Transaction”), which will be accounted for as a business acquisition. The Transaction was completed on August 31, 2018 (the “Closing Date”).

Kestler Financial is a leading independent distribution company based in Leesburg, Virginia. Kestler Financial’s President and Chief Executive Officer Jason Kestler and the other members of the Kestler Financial management team will continue to operate Kestler Financial from its present headquarters in Leesburg as part of LTAIS.

Summary of Purchase Agreement Terms:

Transaction Consideration. Under the terms of the Transaction, LTAIS agreed to pay to Kestler Financial approximately $7.23 million, consisting of (i) a $1,617,205 cash payment paid upon the closing of the Transaction (less any amounts in satisfaction of liabilities to be satisfied prior to closing and any expenses or fees incurred by the Sellers), (ii) a $165,000 cash payment to be made on the first anniversary of the Closing Date, and (iii) a promissory note in the original principal amount of $5,450,187 (the “Note”). In addition, LTAIS may be required to deliver, during the five years following the Closing Date, an annual payment to Kestler Financial based on the adjusted net revenue of the business acquired by LTAIS. The initial annual payment is guaranteed to be $100,000. The maximum aggregate amount of annual payments is $1,000,000. The Transaction consideration is also subject to a post-closing adjustment payable in cash based on the working capital of the acquired business as of the Closing Date.

The Note bears interest at 4% per year, compounded annually, and is payable in equal monthly installments beginning on September 15, 2018, with the final installment being due and payable on or before November 15, 2036 (the “Maturity Date”). The Note may be prepaid in full or in part at any time without premium or penalty. The Note contains customary events of default, which if uncured, entitle the holder to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note.

Representations and Warranties; Covenants. The Purchase Agreement contains customary representations and warranties of the parties. The Purchase Agreement also contains customary covenants and agreements.

Restrictive Covenants. The Sellers are subject to a restrictive covenant in the Purchase Agreement relating to competition as a brokerage general agent, insurance marketing organization, or other insurance intermediary placing insurance products through insurance producers or through employees or agents of financial institutions, broker dealers, investment advisers or other similar financial or marketing organization (except for the benefit of LTAIS and its affiliates while the Shareholder is an employee of LTAIS or its affiliates and certain other permitted exceptions) and to a non-solicitation covenant covering insurance producers who have written insurance business through a Seller during the twelve months preceding the Closing Date, or who write insurance business during the five years following the Closing Date. The restrictive covenants run until the fifth anniversary of the Closing Date.

Indemnification. Subject to certain limitations, the Sellers have agreed to indemnify LTAIS, its affiliates, and their respective directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents for losses based upon, arising out of, with respect to or by reason of: (i) any inaccuracy in or breach of any of the representations or warranties of any Seller contained in the Purchase Agreement or other transaction documents, (ii) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by any Seller pursuant to the Purchase Agreement or other transaction documents, (iii) any excluded asset or excluded liability, (iv) any third party claim or liability based upon, resulting from, arising out of, or related to the business, operations, properties, assets or obligations of Sellers or any of their affiliates (other than the purchased assets or the assumed liabilities) conducted, existing or arising on or prior to the Closing Date, (v) any liability arising out of or relating to the taxes of Sellers or their affiliates, or any action with respect to the purchased assets related to such taxes, and (vi) any third party claim or liability arising out of the employment of a certain individual related to certain types of claims by his former employer. Subject to certain limitations, LTAIS may offset claims for indemnification against amounts otherwise payable pursuant to the Purchase Agreement, including, but not limited to, payments due under the Note.

The foregoing descriptions of the Purchase Agreement and the Note are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 2.1 and 4.1, respectively.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Note set forth in Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of August 31, 2018, by and among Kestler Financial Group, Inc., Jason A. Kestler and Ladenburg Thalmann Annuity Insurance Services LLC. (1)
4.1	Promissory Note, dated as of August 31, 2018, issued by Ladenburg Thalmann Annuity Insurance Services LLC to Kestler Financial Group, Inc.

(1) The schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 7, 2018	LADENBURG THALMANN FINANCIAL SERVICES INC.

	By:	/s/ Brett H. Kaufman
	Name:	Brett H. Kaufman
	Title:	Senior Vice President and Chief Financial Officer